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                                                                    EXHIBIT 5.01

                    OPINION AND CONSENT OF FENWICK & WEST LLP

                                  July 6, 2004

Symantec Corporation
20330 Stevens Creek Blvd.
Cupertino, California 95014

      Dear Client:

            At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by Symantec Corporation, a Delaware corporation ("SYMANTEC" or the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") on or about July 6, 2004 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 627,114 shares of Symantec Common Stock (the "SHARES"), subject to issuance by the Company upon the exercise of stock options (the "OPTIONS") assumed by Symantec under the Brightmail Incorporated 1998 Option Plan in accordance with the terms of an Agreement and Plan of Merger dated May 19, 2004 between Symantec, a wholly-owned subsidiary of Symantec and Brightmail Incorporated, (the "MERGER AGREEMENT"). In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

      1. the Company's Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on October 20, 2003;

      2. the Company's Amended and Restated Bylaws, certified by an officer of the Company on June 29, 2004;

      3. the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

      4.    the Prospectus prepared in connection with the Registration
            Statement;

      5. resolutions of the Company's Board of Directors, dated April 27, 2004, furnished to us by the Company;

      6. the stock records that the Company has provided to us, consisting of a report from the Company's transfer agent as of July 6, 2004, verifying the number of the Company's issued and outstanding shares of capital stock as of that date, and a summary report of outstanding options to purchase the Company's capital stock and stock reserved for issuance upon the exercise of options to be granted in the future, also as of the date hereof;

      7. the Merger Agreement and all exhibits thereto, as well as the Certificate of Merger filed with the Delaware Secretary of State on June 21, 2004;

      8.    the Brightmail Incorporated 1998 Stock Option Plan;

      9.    the form of Stock Option Agreement; and

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      10.   the form of Symantec's Notice of Stock Option Assumption.

            In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any such document and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Shares have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

            As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and such additional examination as we consider relevant to this opinion and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and such additional examination. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

             We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

            Based upon the foregoing, it is our opinion that the 627,114 Shares that may be issued and sold by the Company upon the exercise of the Options, when issued, sold and delivered in accordance with the applicable stock option agreements entered into thereunder and in the manner and for the consideration stated in the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable.

            We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

                                                Very truly yours,

                                                FENWICK & WEST LLP

                                                By: /s/ Daniel J. Winnike
                                                    ----------------------------
                                                    Daniel J. Winnike, a Partner